EXHIBIT 5.01

                                                                                    [Baker & Hostetler LLP Letterhead]

December 20, 2011

Associated Estates Realty Corporation

1 AEC Parkway

Cleveland, OH  44143-1467

Re:      Associated Estates Realty Corporation 2011 Equity Based Award Plus;

            Associated Estates Realty Corporation Directors' Deferred Compensation Plan;

            Associated Estates Realty Corporation Elective Deferred Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Associated Estates Realty Corporation, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up 1,726,608 Common Shares, without par value (the “Common Shares”) issuable under the Associated Estates Realty Corporation 2011 Equity-Based Award Plan, 235,000 Common Shares issuable under the Associated Estates Realty Corporation Directors’ Deferred Compensation Plan and 138,392 Common Shares issuable under the Associated Estates Realty Corporation Elective Deferred Compensation Plan (collectively, the “Plans”).

We have examined the Plans and such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based solely thereon, we are of the opinion that the Common Shares available for issuance under the Plan, when issued pursuant to the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of our firm in Item 5 of Part II to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                                                    Very truly yours,

                                                                                    /s/ Baker & Hostetler LLP